UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 7, 2020
Date of report (Date of earliest event reported)

ENCORE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Camino de la Reina, Suite 100
San Diego, California 92108
(Address of principal executive offices)(Zip Code)
(877) 445-4581
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	ECPG	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.
On September 7, 2020, Cabot Financial (Luxembourg) S.A. and Cabot Financial (Luxembourg) II S.A. (the “Issuers”), indirect subsidiaries of Encore Capital Group, Inc. (the “Company”), obtained consents to certain amendments (the “Proposed Amendments”) from holders of a majority in aggregate principal amount of their respective outstanding £512.9 million 7.5% Senior Secured Notes due 2023 and €400.0 million Senior Secured Floating Rate Notes due 2024 (together, the “Notes”) to, among other things, (i) amend the Notes such that the restricted group will encompass the Company and its subsidiaries (including Cabot Financial Limited and its subsidiaries) and (ii) amend and restate the existing Cabot group intercreditor agreement to take into account the foregoing.
Accordingly, on September 7, 2020, the Issuers, Cabot Financial Limited, the trustee for the Notes and certain guarantors executed supplemental indentures (the “Supplemental Indentures”) giving effect to the Proposed Amendments. The Issuers have until 11:59 p.m., London time, on October 31, 2020, to make consent payments to consenting holders. If the consent payments have not been paid on or prior to such time, then the Proposed Amendments shall not be given operative effect and the rights of all holders will continue as they were set forth in the indentures for the Notes immediately prior to the execution of the Supplemental Indentures. Subject to the satisfaction (or waiver) of certain conditions, including the payment of the consent payments, the Proposed Amendments set forth in the Supplemental Indentures will be binding on all holders of the Notes whether or not such holders have consented to the Proposed Amendments.
On September 8, 2020, Encore Capital Group, Inc. issued a press release announcing its intention to offer €300.0 million aggregate principal amount of senior secured notes due 2025 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons (within the meaning of Regulation S under the Securities Act). The senior secured notes being offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date:	September 8, 2020	/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)